                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                            CITIZENS FUNDING TRUST I

                    7.50% Enhanced Trust Preferred Securities

      Fully and unconditionally guaranteed on a junior subordinated basis, as described in the Prospectus, by

                          CITIZENS BANKING CORPORATION

                             UNDERWRITING AGREEMENT
                               SEPTEMBER 26, 2006

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                             UNDERWRITING AGREEMENT

                                                              September 26, 2006

Morgan Stanley & Co. Incorporated
UBS Securities LLC
   as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

          Citizens Funding Trust I, a statutory trust organized under the laws of the State of Delaware (the "Trust"), a subsidiary of Citizens Banking Corporation, a Michigan corporation (the "Company" and, together with the Trust, the "Offerors"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "Underwriters"), for whom you are acting as representatives, $150,000,000 aggregate liquidation amount of 7.50% Enhanced Trust Preferred Securities (liquidation amount $25 per trust preferred security) issued by the Trust (the "Securities"). The Securities are described in the Prospectus that is referred to below.

          The Securities are to be issued under an amended and restated trust agreement (the "Trust Agreement"), to be dated as of the Closing Date, among the Company, as depositor, U.S. Bank National Association, as property trustee (the "Property Trustee"), U.S. Bank Trust National Association, as Delaware trustee (the "Delaware Trustee"), and two individuals who are officers or employees of the Company, as administrative trustees (the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Securities will be guaranteed by the Company on a junior subordinated basis with respect to distributions and amounts payable upon liquidation or redemption (the "Guarantee"), to the extent described in the Prospectus, pursuant to a guarantee agreement, to be dated as of the Closing Date (the "Guarantee Agreement"), between the Company and U.S. Bank National Association, as guarantee trustee (the "Guarantee Trustee").

          The Trust will use the proceeds from the sale of the Securities together with the proceeds from the sale of its common securities (the "Common Securities") to the Company to purchase $150,010,000 aggregate principal amount of 7.50% Junior Subordinated Debentures due 2066 (the "Junior Subordinated Debentures") issued by the Company pursuant to the provisions of a junior subordinated indenture to be dated as of the Closing Date (the "Indenture"), as supplemented by a first supplemental indenture to be dated as of the Closing Date (the "First Supplemental Indenture") between the Company and U.S. Bank National Association, as trustee (the "Indenture Trustee").

          The Offerors have prepared and filed in respect of the Securities, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations

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promulgated thereunder (collectively, the "Act"), with the Securities and
Exchange Commission (the "Commission") an "automatic shelf registration statement" (as defined in Rule 405 under the Act) on Form S-3 (File No. 333-137490) (the "registration statement"), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). Such registration statement, and any post effective amendment thereto, became effective on filing.

          Except where the context otherwise requires, "Registration Statement", as used herein, means the registration statement, as amended at the time of such registration statement's effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the "Effective Time"), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the Effective Time.

          The Offerors have furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, "Pre-Pricing Prospectus", as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Offerors and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, "Basic Prospectus", as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Offerors and attached to or used with the Prospectus Supplement (as defined below).

          Except where the context otherwise requires:

          - "Pricing Prospectus", as used herein, means the Pre-Pricing Prospectus (including the related Basic Prospectus), as amended and supplemented immediately prior to the Applicable Time;

          - "Prospectus Supplement", as used herein, means the final prospectus supplement, relating to the Securities, filed by the Offerors with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Offerors to you for use by the Underwriters and by dealers in connection with the offering of the Securities; and

          - "Prospectus", as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.


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          "Permitted Free Writing Prospectuses", as used herein, means the documents listed on Schedule B attached hereto and each "road show" (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a "written communication" (as defined in Rule 405 under the Act). Each Underwriter severally covenants and agrees with the Offerors that such Underwriter has not offered or sold and will not offer or sell, without the Company's prior written consent, any Securities by means of any "free writing prospectus" (as defined in Rule 405 under the Act) (other than one or more term sheets containing customary information which in their final form will not be inconsistent with Exhibit C hereof) where the use or reference to such free writing prospectus would require the filing of any "issuer information" (as defined in Rule 433 under the Act), other than a Permitted Free Writing Prospectus.

          "Pricing Disclosure Package", as used herein, means the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(b) hereof, taken together with each Permitted Free Writing Prospectus, as of 11:00 a.m. (Eastern time) on the date of this Agreement (the "Applicable Time").

          Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the "Incorporated Documents"), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms "amend", "amendment" or "supplement", with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          As used in this Agreement, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading. The terms "herein", "hereof", "hereto", "hereinafter" and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term "or", as used herein, is not exclusive.

          The Offerors and the Underwriters agree as follows:

          1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Trust the number of Securities set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $25.00 per Security. The Offerors are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effectiveness of this Agreement as in your judgment is advisable and


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(ii) initially to offer the Securities upon the terms set forth in the
Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          In consideration of such purchases on the Closing Date, the proceeds of which will be used to purchase the Junior Subordinated Debentures, the Offerors shall pay to the Underwriters as compensation, in immediately available funds, on the Closing Date, an aggregate of $4,480,625.

          2. Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Company, on behalf of the Trust, by Federal Funds wire transfer against delivery of the Securities to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on October 3, 2006 (such time being referred to herein as the "Time of Purchase", and such date being referred to herein as the "Closing Date") (unless another time shall be agreed to by you and the Offerors or unless postponed in accordance with the provisions of Section 8 hereof). Electronic transfer of the Securities shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York, 10004, at 9:00 a.m., New York City time, on the date of closing of the Securities.

          3. Representations and Warranties of the Offerors. The Company represents and warrants to and agrees with each of the Underwriters, and the Trust represents, warrants to and agrees with each of the Underwriters with respect to matters relating to the Trust, that:

          (a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Offerors' knowledge, threatened by the Commission;

          (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Purchase in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form "S-3" in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement constitutes an "automatic shelf registration statement" (as defined in Rule 405 under the Act); the Offerors have not received from the Commission a notice, pursuant to Rule 401(g)(2) under the Act, of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a "well-known seasoned issuer" as defined in Rule 405 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a


                                      -4-

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     material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; each Pre-Pricing Prospectus and any amendment or supplement thereto, as of its date and the date it was filed with the Commission, and the Pricing Prospectus, as then amended or supplemented as of the Applicable Time, in each case when read together with the then issued Permitted Free Writing Prospectuses and the information in Schedule C hereto, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Time of Purchase in connection with any sale of Securities, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and, each Permitted Free Writing Prospectus, when read together with the Pricing Prospectus, any other Permitted Free Writing Prospectuses then issued and the information in Schedule C hereto, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representation or warranty in this
     Section 3(b) with respect to any statement contained in or omission from the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Offerors expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (c) prior to the execution of this Agreement, the Offerors have not, directly or indirectly, offered or sold any Securities by means of any "prospectus" (within the meaning of the Act) or used any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Securities other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; neither Offeror is an "ineligible issuer" (as defined in Rule 405 under the Act) for the purposes of Rules 164 and Rule 433 under the Act with respect to the offer of the Securities; and the Offerors have complied with the requirements of Rule 163, Rule 164 and Rule 433 under the Act applicable to any Permitted Free Writing Prospectus;

          (d) as of the date set forth in the Prospectus, the Company has an outstanding capitalization as set forth in the section of the Pricing Prospectus and the Prospectus entitled "Capitalization" (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the "NYSE")";

          (e) the Company has been duly incorporated and is an existing corporation under the laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such failure to qualify that would not, individually or in the aggregate, have a material adverse effect on (i) the Trust, (ii) the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or (iii) the consummation of any of the transactions contemplated by the Pricing Disclosure Package or this Agreement (a "Material Adverse Effect");

          (f) each of Citizens Bank, F&M Bank - Iowa and Citizens Bank Wealth Management, N.A. (the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each of the Significant Subsidiaries has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the Company has no "significant subsidiaries" as defined in Rule 1-02(w) of the Commission's Regulation S-X, other than the Significant Subsidiaries;

          (g) the Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act, is and will be treated as a "grantor trust" for federal income tax purposes under existing law, has the statutory trust power and authority to conduct its business as presently conducted and as described in the Pricing Disclosure Package, and to perform its obligations hereunder and in the Trust Agreement, is not required to be authorized to do business in any other jurisdiction, and is not a party


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     to or otherwise bound by any agreement other than those described in the
     Pricing Disclosure Package;

          (h) this Agreement has been duly authorized, executed and delivered by the Company and the Trust and is a valid and binding agreement of the Company and the Trust enforceable in accordance with its terms (except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability);

          (i) the Junior Subordinated Debentures have been duly authorized by the Company and, when validly issued, executed and delivered by the Company and authenticated in accordance with the provisions of the Indenture and the First Supplemental Indenture, will be entitled to the benefits of the Indenture and the First Supplemental Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability;

          (j) the Common Securities have been duly authorized on behalf of the Trust by the Company, as depositor of the Trust, and upon delivery by the Trust to the Company against payment therefor as set forth in the Trust Agreement, will be duly and validly issued and non-assessable beneficial interests in the Trust and will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; the Common Securities conform to the description thereof contained in the Pricing Disclosure Package; and at the Time of Delivery all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

          (k) the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the First Supplemental Indenture (together, the "Company Agreements") have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee Agreement, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees (as defined in the Trust Agreement) and, in the case of the Indenture, by the Indenture Trustee, and, in the case of the Junior Subordinated Debentures, when validly issued by the Company and duly authenticated and delivered by the Indenture Trustee, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Trust Agreement, the Indenture and the Guarantee have each been duly qualified under the Trust Indenture Act; the Junior Subordinated Debentures are entitled to the benefits of the Indenture and the First Supplemental Indenture; and the Company Agreements, which will be in substantially the form filed as an exhibit to the Registration Statement, will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;


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

          (l) the Securities have been duly and validly authorized for issuance by the Trust and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered against payment therefor as provided herein, will be duly and validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or other similar rights, and will conform as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package; holders of the Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

          (m) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act;

          (n) none of the Company, each Subsidiary or the Trust is in violation of its respective organizational documents or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or the Trust, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of the Significant Subsidiaries is a party or by which it or any of the Significant Subsidiaries or their respective property is bound;

          (o) the execution, delivery and performance of this Agreement, the Trust Agreement, the Securities, the Indenture, the First Supplemental Indenture, the Guarantee Agreement and the Junior Subordinated Debentures and compliance by the Company and the Trust with all the provisions hereof and thereof and the consummation by the Company and the Trust of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Significant Subsidiaries or the Trust Agreement or any material indenture, agreement, or other instrument to which it or any of the Significant Subsidiaries is a party or by which it or any of the Significant Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Trust, the Company, any of the Significant Subsidiaries or their respective property;

          (p) the execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the Common Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and do not and will not result in any violation of the Trust Agreement or Certificate of Trust for the Trust, dated as of September 19, 2006 (the "Certificate of Trust"), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties (except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

          (q) the Company and each of the Significant Subsidiaries and the Trust are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (the "Bank Regulatory Authorities"), other than where such failures to comply would not have a Material Adverse Effect;

          (r) there are no written agreements or other written statements as described under 12 U.S.C. 1818(u) between any federal banking agency and the Company or any of its subsidiaries (whether or not such federal banking agency has determined that publication would be contrary to the public interest) and except as disclosed to the Underwriters, there are no material agreements, memoranda of understanding, cease and desist orders, orders of prohibition or suspension or consent decrees between any federal or state regulatory authority and the Company or any of its subsidiaries;

          (s) the Company and the Significant Subsidiaries possess all certificates, licenses, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; each of the Company and the Significant Subsidiaries is in material compliance will all applicable federal, state or foreign bank regulatory requirements, laws and regulations;

          (t) except as disclosed in the Pricing Disclosure Package and except for such failure that would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them; and except as disclosed in the Pricing Disclosure Package and except for such failure that would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them;

          (u) each of the Administrative Trustees is an employee of the Company;

          (v) no authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Securities, the Junior Subordinated Debentures or the Guarantee hereunder, except (i) such as will have been obtained or made prior to the Time of Purchase and (ii) as may be required under state securities or "blue sky" laws;

          (w) neither of the Offerors is, and upon the issuance and sale of the Securities pursuant to this Agreement, neither of the Offerors will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (x) except as otherwise set forth in the Pricing Disclosure Package, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries (including the Trust) is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated; no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required;

          (y) the financial statements of the Company (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown in such financial statements, and, except as otherwise disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis;

          (z) the pro forma condensed combined financial statements of the Company and Republic Bancorp, Inc. and the related notes thereto included in the Pricing Prospectus under the caption "Citizens Banking Corporation and Republic Bancorp Inc. Unaudited Pro Forma Condensed Combined Financial Information" have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein; and the pro forma financial information of the Company and Republic Bancorp, Inc. and the related notes thereto included in the Pricing Prospectus under the caption "Citizens Banking Corporation and Republic Bancorp Inc. Unaudited Pro Forma Condensed Combined Financial Information" present fairly the information set forth therein on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein;

          (aa) the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and
     (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (bb) based on its most recent evaluation of its internal control over financial reporting undertaken pursuant to the requirements of the Securities Act, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

          (cc) the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened;

          (dd) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

          (ee) to the Company's knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company's officers, directors or 5% or greater security holders or any beneficial owner of the Company's unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus;

          (ff) prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities; and

          (gg) except as disclosed in the Pricing Disclosure Package, since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by Pricing Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than ordinary and customary cash dividends.

          In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          4. Certain Covenants of the Offerors. The Offerors jointly and severally agree:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that neither Offeror shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to advise you promptly of the receipt by either Offeror of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b) to prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Purchase that shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Schedule C hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Offerors with the Commission pursuant to Rule 433(d) under the Act;

          (c) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

          (d) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, to be filed with the Commission and become effective before the Securities may be sold, the Offerors will use their reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Offerors will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Offerors agree to file in a timely manner in accordance with such Rules);

          (e) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an "automatic shelf registration statement" (as defined in Rule 405 under the Act) or either of the Offerors shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) notify you promptly, (ii) file promptly with the Commission a new registration statement under the Act relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form reasonably satisfactory to you, (iii) use their reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus (in each case at the Company's expense at any time up to nine months after the date hereof, and at the expense of the Underwriters thereafter); all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

          (f) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Securities, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the

     Securities, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form reasonably satisfactory to you; such new registration statement shall constitute an "automatic shelf registration statement" (as defined in Rule 405 under the Act); provided, however, that if the Offerors are not then eligible to file an "automatic shelf registration statement" (as defined in Rule 405 under the Act), then such new registration statement need not constitute an "automatic shelf registration statement" (as defined in Rule 405 under the Act), but the Offerors shall use their reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Offerors shall take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any; provided, that at any action required to be taken by the Offerors pursuant to this paragraph shall be at the Company's expense at any time up to nine months after the date hereof, and at the expense of the Underwriters thereafter;

          (g) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use the Offerors' reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters' counsel copies of any such documents (other than amendments consisting solely of one or more reports, statements or other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act) for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

          (h) to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Offerors with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities;

          (i) to pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

          (j) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of the Securities, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, promptly to prepare and furnish, (at the Company's expense at any time up to nine months after the date hereof, and at the expense of the Underwriters thereafter) to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

          (k) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

          (l) to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters, in each case only to the extent such documents are not publicly available on the Commission's EDGAR database;

          (m) to apply the net proceeds from the sale of the Securities and the Junior Subordinated Debentures in the manner set forth under the caption "Use of Proceeds" in the Prospectus Supplement;

          (n) that the Company will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities to the Underwriters, including any stock or transfer taxes and stamp or similar duties payable upon issuance of the Junior Subordinated Debentures and the sale thereof to the Trust or the sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange or qualification of the Securities for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Securities by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating thereto, (vii) the fees and disbursements of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company's prior approval in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Offerors' other obligations hereunder. It is understood, however, that except as provided in this Section, and Sections 5 and 9, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they make;

          (o) with respect to the offering of the Securities to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

          (p) not, at any time at or after the execution of this Agreement, directly or indirectly, to offer or sell any Securities by means of any "prospectus" (within the meaning of the Act), or use any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;

          (q) not to, and to cause the each of its direct and indirect subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

          (r) beginning on the date hereof and ending on, and including, the earlier of (1) the date that is 60 days after the date of the Prospectus Supplement or (2) the date on which the Underwriters notify the Company that they have completed the distribution of the Securities, without the prior written consent of the Underwriters, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Securities or any other securities of the Trust or the Company that are substantially similar to the Securities, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Securities or any other securities of the Trust or the Company that are substantially similar to the Securities, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities or any other securities of the Trust or the Company that are substantially similar to the Securities, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Securities or such other securities, in cash or otherwise or
     (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for the registration of the offer and sale of the Securities as contemplated by this Agreement;

          (s) to use its reasonable best efforts to cause the Securities to be listed on the NYSE and to maintain the listing of the Securities on the NYSE; and

          (t) to maintain a transfer agent and, if necessary under applicable law, a registrar for the Junior Subordinated Debentures; and to maintain a transfer agent and depositary for the Securities.

          5. Reimbursement of Underwriters' Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their reasonably incurred out-of-pocket expenses, including the fees and disbursements of their counsel.

          6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of each of the Offerors on the date hereof and at the Time of Purchase and to the following additional conditions precedent:

          (a) The Company shall furnish to you at the Time of Purchase an opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase, with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to you, substantially in the form set forth in Exhibit A hereto.

          (b) The Company shall furnish to you at the Time of Purchase an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trust, addressed to the Underwriters, and dated the Time of Purchase, with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to you, substantially in the form set forth in Exhibit B hereto.

          (c) The Company shall furnish to you at the Time of Purchase an opinion of Thompson Hine LLP, special counsel for U.S. Bank Trust National Association, as Delaware Trustee and U.S. Bank National Association as Property Trustee, Indenture Trustee and Guarantee Trustee, addressed to the Underwriters, and dated the Time of

     Purchase, with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to you, substantially in the form set forth in Exhibit C hereto.

          (d) The Company shall furnish to you at the Time of Purchase an opinion of Thomas W. Gallagher, General Counsel of the Company, addressed to the Underwriters, and dated the Time of Purchase, with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to you, substantially in the form set forth in Exhibit D hereto.

          (e) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the Time of Purchase and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

          (f) You shall have received at the Time of Purchase the favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Time of Purchase, in form and substance reasonably satisfactory to you.

          (g) At the Time of Purchase, at least one "nationally recognized statistical rating organization" (as defined for purposes of Rule 435(g) under the Securities Act), has rated the Securities in one of its four highest categories.

          (h) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.

          (i) The Registration Statement shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

          (j) Prior to and at the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Pricing Disclosure Package, nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, when read together with the Pricing Disclosure Package shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (k) The Company will, at the Time of Purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit E hereto.

          (l) The Trust will, at the Time of Purchase, deliver to you a certificate of an Administrative Trustee in the form attached as Exhibit F hereto.

          (m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the Time of Purchase as you may reasonably request.

          (n) The Securities shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Time of Purchase.

          (o) The National Association of Securities Dealers, Inc. (the "NASD") shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

          7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries (including the Trust) taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, the effect of which change or development is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company's common stock on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in your sole judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

          If you elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

          If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because either of the Offerors shall be unable to comply with any of the terms of this Agreement, the Offerors shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Offerors under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

          8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Securities they are obligated to purchase pursuant to Section 1 hereof) the number of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

          The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

          If the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Offerors to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Offerors. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          9. Indemnity and Contribution.

          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus or in any "issuer information" (as defined in Rule 433 under the Act) of the Company which is filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, Permitted Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of an Underwriter expressly for use therein.

          (b) Each Underwriter will indemnify and hold harmless the Offerors, their directors and officers, and any person who controls the Offerors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which either Offeror or any such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Offerors, as identified in
     Section 10, expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Offerors), or arise out of or are based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Offerors, as identified in Section 10, expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse the Offerors for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Offerors under this Section 9 shall be in addition to any liability which the Offerors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this
     Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls either Offeror within the meaning of the Act.

          10. Information Furnished by the Underwriters. The statements set forth under the caption "Underwriting" in the Prospectus Supplement, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

          11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention:
Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 328 South Saginaw Street, Flint, Michigan 48502-2401, Attention: General Counsel.

          12. GOVERNING LAW; CONSTRUCTION. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

          13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Offerors (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Offeror agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Offeror and may be enforced in any other courts to the jurisdiction of which such Offeror is or may be subject, by suit upon such judgment.

          14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Offerors and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          15. No Fiduciary Relationship. The Offerors hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Offerors further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Offerors, their management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Offerors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each Offeror hereby confirms its understanding and agreement to that effect. The Offerors and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Offerors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for any of the Offerors' securities, do not constitute advice or recommendations to the Offerors. The Offerors hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to either Offeror in connection with the transactions contemplated by this Agreement; provided, however, that all matters relating to the engagement of UBS Securities LLC in connection with the pending merger with Republic Bancorp Inc. shall be governed by that certain engagement letter between UBS Securities LLC and the Company dated May 4, 2006.

          16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

          17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Offerors and their successors and assigns and any successor or assign of any substantial portion of either Offeror's and any of the Underwriters' respective businesses and/or assets.

          18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS

AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

  [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Trust, the Company and the Underwriters, severally.

                                        Very truly yours,

                                        CITIZENS FUNDING TRUST I
                                        by Citizens Banking Corporation,
                                        as Depositor


                                        By: /s/ Thomas W. Gallagher
                                            ------------------------------------
                                        Name: Thomas W. Gallagher
                                        Title: General Counsel & Secretary


                                        CITIZENS BANKING CORPORATION


                                        By: /s/ Thomas W. Gallagher
                                            ------------------------------------
                                        Name: Thomas W. Gallagher
                                        Title: General Counsel & Secretary

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

Morgan Stanley & Co. Incorporated


By: /s/ Michael Fusco
    ---------------------------------
Name: Michael Fusco
Title: Executive Director


UBS Securities LLC


By: /s/ Michael Ravanesi
    ---------------------------------
Name: Michael Ravanesi
Title: Director


By: /s/ William J. Woolfrey
    ---------------------------------
Name: William J. Woolfrey
Title: Executive Director

                                   SCHEDULE A

                                                                     Liquidation
                                                                      Amount of
                                                                      Securities
                                                                        to be
Underwriter                                                           Purchased
-----------                                                          -----------
Morgan Stanley & Co. Incorporated.................................    1,080,000
UBS Securities LLC................................................    1,080,000
Citigroup Global Markets Inc......................................    1,080,000
Wachovia Capital Markets, LLC.....................................    1,080,000
Keefe, Bruyette & Woods, Inc......................................      520,000
Credit Suisse Securities (USA) LLC................................      125,000
A.G. Edwards & Sons, Inc..........................................       45,000
Banc of America Securities LLC....................................       45,000
Bear, Stearns & Co. Inc...........................................       45,000
Boenning & Scattergood, Inc.......................................       45,000
Cohen & Company Securities, LLC...................................       45,000
D.A. Davidson & Co................................................       45,000
Deutsche Bank Securities Inc......................................       45,000
HSBC Securities (USA) Inc.........................................       45,000
J.P. Morgan Securities Inc........................................       45,000
Janney Montgomery Scott LLC.......................................       45,000
Jeffries & Company, Inc...........................................       45,000
KeyBanc Capital Markets, a division of McDonald Investments Inc...       45,000
McGinn, Smith & Company, Inc......................................       45,000
Mesirow Financial, Inc............................................       45,000
Morgan Keegan & Company, Inc......................................       45,000
Oppenheimer & Co. Inc.............................................       45,000
Pershing LLC......................................................       45,000
RBC Capital Markets Corporation...................................       45,000
Robert W. Baird & Co. Incorporated................................       45,000
Raymond James & Associates, Inc...................................       45,000
Ryan, Beck & Co. LLC..............................................       45,000
Sandler, O'Neill & Partners, L.P..................................       45,000
Stifel, Nicolaus & Company, Incorporated..........................       45,000
                                                                      ---------
   Total                                                              6,000,000
                                                                      =========

                                   SCHEDULE B

                       Permitted Free Writing Prospectuses

Final Term Sheet prepared and filed pursuant to Section 4(b) and in the form of Schedule C.

                                   SCHEDULE C

                                                            FILED UNDER RULE 433
                                                             FILE NO. 333-137490

                          CITIZENS BANKING CORPORATION

                                FINAL TERM SHEET

ISSUER:                      Citizens Funding Trust I

OFFERED SECURITIES:          7.50% Enhanced Trust Preferred Securities of
                             Citizens Funding Trust I, fully and
                             unconditionally guaranteed by Citizens
                             Banking Corporation, to the extent described
                             in the prospectus supplement subject to
                             completion, dated September 25, 2006, to the
                             prospectus dated September 21, 2006

SIZE:                        6,000,000 Trust preferred securities,
                             liquidation amount $25 per trust preferred security and $150,000,000 in the aggregate

EXPECTED RATINGS:            Moody's Investor Services: Baa2 (stable)
                             Standard & Poor's: BB+ (negative outlook)
                             Fitch Ratings: BBB- (stable)
                             Dominion Bond Rating Service: BBB (stable)

TRUST PREFERRED              Upon the earlier of the stated maturity of
SECURITIES MATURITY DATE:    the junior subordinated debentures or the
                             earlier redemption of the junior subordinated
                             debentures

JUNIOR SUBORDINATED          September 15, 2066
DEBENTURES MATURITY DATE:

COUPON/DISTRIBUTION RATE:    7.50% per annum

COUPON/DISTRIBUTION DATES:   Quarterly in arrears on March 15, June 15,
                             September 15, and December 15 of each year,
                             commencing December 15, 2006

OPTIONAL REDEMPTION:         On or after September 15, 2011 in whole or in
                             part

TRADE DATE:                  September 26, 2006

SETTLEMENT DATE:             October 3, 2006 (T+5)

EXPECTED LISTING:            NYSE

PUBLIC OFFERING PRICE:       $25 per trust preferred security

UNDERWRITING COMMISSIONS:    $0.7875 per trust preferred security and
                             $4,725,000 in the aggregate, except that the
                             underwriting commission will be $0.50 per
                             trust preferred security with respect to any
                             trust preferred securities sold to
                             institutions. To the extent of those sales,
                             the total underwriting commission will
                             decrease and the net proceeds to the Issuer
                             will increase.

NET PROCEEDS TO THE          $145,275,000 in the aggregate
ISSUER:

JOINT-BOOK-RUNNING           UBS Securities LLC, Morgan Stanley & Co.
MANAGERS:                    Incorporated, Citigroup Global Markets Inc.,
                             and Wachovia Capital Markets, LLC

CO-MANAGERS:                 Keefe, Bruyette & Woods, Inc., and Credit
                             Suisse Securities (USA) LLC

SYNDICATE:                   A.G. Edwards & Sons, Inc., Banc of America
                             Securities LLC, Bear, Stearns & Co. Inc.,
                             Boenning & Scattergood, Inc., Cohen & Company
                             Securities LLC, D.A. Davidson & Co., Deutsche
                             Bank Securities Inc., HSBC Securities (USA)
                             Inc., J.P. Morgan Securities Inc., Janney
                             Montgomery Scott LLC, Jeffries & Company,
                             Inc., KeyBanc Capital Markets, a division of
                             McDonald Investments Inc., McGinn, Smith &
                             Co, Inc., Mesirow Financial, Inc., Morgan
                             Keegan & Company, Inc., Oppenheimer & Co.
                             Inc., Pershing LLC, RBC Dain Rauscher Inc.,
                             Robert W. Baird & Co. Incorporated, Raymond
                             James & Associates, Inc., Ryan, Beck & Co.
                             LLC, Sandler, O'Neill & Partners, L.P., and
                             Stifel, Nicolaus & Company, Incorporated

CUSIP:                       174687 10 3

THE ISSUER HAS FILED A REGISTRATION STATEMENT, INCLUDING A PROSPECTUS, WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-722-9555 X1088.

     ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.